Exhibit 4.2

Execution Version

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY,

ICON PLC,

and

CITIBANK, N.A., as Trustee,

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 13, 2026

to

INDENTURE

Dated as of August 13, 2026

5.064% NOTES DUE 2029

5.421% NOTES DUE 2031

5.995% NOTES DUE 2036

EXHIBITS

Exhibit A	Form of 2029 Note
Exhibit B	Form of 2031 Note
Exhibit C	Form of 2036 Note
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange
Exhibit F	Form of Certificate of Acquiring Institutional Accredited Investor

i

FIRST SUPPLEMENTAL INDENTURE, dated as of August 13, 2026 (this “First Supplemental Indenture”), among ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares in Ireland (the “Issuer”), ICON PUBLIC LIMITED COMPANY, a public limited company in Ireland (the “Parent”) and CITIBANK, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”), Paying Agent and Registrar.

WHEREAS, the Issuer has executed and delivered an Indenture, dated as of August 13, 2026 (the “Base Indenture”), among the Issuer, the Parent and the Trustee, providing for the issuance from time to time of one or more Series of Securities;

WHEREAS, Section 2.01 of the Base Indenture permits the creation of the Securities of any Series with the terms and in the form permitted in Section 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Issuer has requested that the Trustee join with it and the Parent in the execution of this First Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of three Series of Securities to be known as the Issuer’s “5.064% Notes due 2029”, “5.421% Notes due 2031” and “5.995% Notes due 2036”, respectively and adding certain provisions thereto for the benefit of the Holders of the Securities of each such Series;

WHEREAS, the Issuer desires that the Trustee join with it in the execution and delivery of this First Supplemental Indenture, and in accordance with Sections 7.02, 9.01, 12.04 and 12.05 of the Base Indenture, the Issuer has delivered to the Trustee, an Officer’s Certificate and Opinion of Counsel stating that the execution of this First Supplemental Indenture is permitted by the Base Indenture and that all conditions precedent to its execution have been complied with, and the Base Indenture and this First Supplemental Indenture are valid and binding obligations of the Issuer and are enforceable in accordance with their terms; and

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Authentication Order, dated August 13, 2026, authorizing the issuance of each Series of Securities established hereby.

NOW, THEREFORE, the Issuer, the Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of each Series of Securities established hereby:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

(a)          The Base Indenture, as amended and supplemented in respect of the Notes by this First Supplemental Indenture is collectively referred to as the “Indenture”.  All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as the Base Indenture.  If a capitalized term is defined both in the Base Indenture and this First Supplemental Indenture, the definition in this First Supplemental Indenture shall apply to the Notes established hereby (and each Parent Guarantee in respect thereof).

(b)         With respect to each Series of Notes issued pursuant to this First Supplemental Indenture, the following definitions shall be added to Section 1.01 of the Base Indenture:

“144A Global Note” means a Global Note substantially in the form of Exhibit A, B, or C, as applicable, hereto bearing the Global Note Legend and the private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2029 Notes” means the Issuer’s 5.064% Notes due 2029.

“2031 Notes” means the Issuer’s 5.421% Notes due 2031.

“2036 Notes” means the Issuer’s 5.995% Notes due 2036.

“ACH Indebtedness” means indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this First Supplemental Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2015 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of the Indenture regardless of any change in GAAP following December 31, 2015 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.

“Cash Equivalents” means:

(1)         (a) United States dollars, Canadian dollars, euro, Pounds Sterling, Yen, Swiss Francs or any national currency of any member state of the European Union; (b) with respect to Parent or any Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled, and (c) any other foreign currency held by the Parent and its Subsidiaries in the ordinary course of business;

(2)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;

(3)         investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(4)        certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $250.0 million (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;

(5)         fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (2) and (4) above and entered into with a financial institution satisfying the criteria described in clause (4) above;

(6)       marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(7)         investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8)       securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(9)          investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (8) above; and

(10)      other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in its jurisdiction for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1); provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Parent or its wholly owned Subsidiaries or its or their employee benefit plans becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Parent or the Issuer, as disclosed in a Schedule TO or any schedule, form or other report under the Exchange Act (other than Form 13F);

(2)          the Parent merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than by way of merger or consolidation), or any Person merges with or into the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Parent is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

(3)        the Parent or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.01 of the Base Indenture; or

(4)         the Issuer ceases to be either a direct or indirect wholly owned Subsidiary of the Parent (other than in connection with a merger of the Issuer with and into the Parent).

Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Parent or the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s or the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Consolidated Total Assets” means the total amount of assets (less applicable reserves and other properly deductible items) as set forth on the most recent consolidated balance sheet of the Parent and computed in accordance with GAAP.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 of this Indenture, substantially in the form of Exhibit A, B or C, as applicable, hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Fitch” means Fitch Inc., and its successors.

“Headquarters” means the corporate headquarters of the Parent as of the Issue Date, located in Dublin, Ireland.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A, B or C, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any debtor relief law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, rescue process, administration or other similar event, case, process, action or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, examinership, rescue process, reorganization or winding up of any such Person whether voluntary or involuntary or otherwise and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Parent.

“Issue Date” means August 13, 2026.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder; provided that in no event shall any operating lease or any non-exclusive license, sub-license or cross-license to intellectual property be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, collectively, the 2029 Notes, the 2031 Notes and the 2036 Notes, including, in each case, any Additional Notes.

“Obligations” means any principal, interest (including all post-petition interest, fees, and expenses, whether or not allowed or allowable in the applicable Insolvency or Liquidation Proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness For Borrowed Money.

“Offer to Purchase” means a Change of Control Offer or Alternate Change of Control Offer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means:

(1)         Liens to secure obligations with regard to Treasury Management Arrangements and hedging obligations;

(2)         Liens in favor of the Parent or any Subsidiary;

(3)         Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Subsidiary of the Parent; provided that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by the Parent or any of the Subsidiaries (other than after acquired property of such Person (to the extent required to become subject to such Liens under the terms of the applicable agreements as in effect at the time such Person becomes a Subsidiary of the Parent) assets and property affixed or appurtenant thereto);

(4)         Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)        Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment or performance of such obligations), (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent or any Subsidiary supporting obligations of the type set forth in clause (a) above and (c) Liens on cash and Cash Equivalents securing letters of credit issued in the ordinary course of business;

(6)          Liens on securities that are the subject of repurchase agreements permitted hereunder;

(7)         Liens (a) to secure Capital Lease Obligations or in connection with any sale and leaseback arrangements or finance lease obligations and (b) on indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of property (real or personal), equipment or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used or useful in the business of the Parent and its Subsidiaries; provided that such Liens attach concurrently with or within 365 days after the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of the property subject to such Liens; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(8)        Liens existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof;

(9)         Liens for taxes, assessments or other governmental charges or claims that are (a) not yet delinquent, or (b) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(10)      Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (a) incurred in the ordinary course of business or (b) for sums not yet due or being contested in good faith by appropriate proceedings;

(11)      survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)        Liens securing the Notes and the Parent Guarantee;

(13)     Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(14)      Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent and the Subsidiaries and other precautionary UCC financing statements or similar filings;

(15)       Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired, and Liens on litigation proceeds securing obligations to pay expenses incurred in connection with such litigation;

(16)       Liens arising by virtue of any statutory or common law provisions relating to banker’s liens and rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(17)        Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of indebtedness;

(18)      Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)      Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)        Liens securing obligations in respect of obligations under or in respect of Swap Agreements;

(21)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)      Liens on equipment or inventory of the Parent or any Subsidiary granted in the ordinary course of business to the Parent’s or such Subsidiary’s supplier at which such equipment or inventory is located;

(23)      any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholder, investor rights or similar agreement;

(24)      leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Parent and the Subsidiaries and which do not secure any indebtedness;

(25)       Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (b) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(26)      ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Parent or any Subsidiary;

(27)     Liens to secure contractual payments (contingent or otherwise) payable by the Parent or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(28)      Liens on any assets held by a Trustee (i) under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(29)       any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by the Parent or any Subsidiary (A) existing on the Issue Date (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with an acquisition;

(30)       usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Parent and its Subsidiaries in the ordinary course of business;

(31)       Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Parent or any of its Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes;

(32)       other Liens securing Indebtedness For Borrowed Money to the extent such Indebtedness For Borrowed Money, when taken together with all other Indebtedness For Borrowed Money secured by Liens incurred pursuant to this clause (32) that are at that time outstanding, do not exceed the greater of (a) $1,000.0 million and (b) 5% of Consolidated Total Assets;

(33)      Liens on Securitization Assets in connection with Qualified Securitization Financing or a Qualified Receivables Factoring or Liens existing by reason of other contractual requirements of a Securitization Subsidiary or any Qualified Securitization Financing or Qualified Receivables Factoring;

(34)       purchase options, calls and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Parent or any Subsidiary in joint ventures; and

(35)        Liens securing the Headquarters arising as a result of a Sale and Leaseback Transaction thereof.

For the avoidance of doubt, the inclusion of any specific Lien in the definition of Permitted Liens shall not give rise to any implication that the obligations secured by such Lien constitute Indebtedness For Borrowed Money.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Parent may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Parent may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Principal Personal or Real Property” means any personal or real property (including, for the avoidance of doubt, accounts receivable and inventory) that has a net book value as of the date of determination in excess of the greater of (a) $1,000.0 million and (b) 5% of Consolidated Total Assets of the Parent and its Subsidiaries as of the most recent balance sheet of the Parent.

“Private Placement Legend” means the legend set forth in in Section 2.04 hereof under the heading Section 2.07(f)(1) Private Placement Legend.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Factoring” means any transaction or series of transactions that may be entered into by the Parent or any Subsidiary pursuant to which the Parent or such Subsidiary may sell, convey, assign or otherwise transfer Securitization Assets (which may include a backup or precautionary grant of security interest in such Securitization Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than a Securitization Subsidiary, which may include Standard Securitization Undertakings.  The grant of a security interest in any accounts receivable of the Parent or any of its Subsidiaries to secure the Obligations shall not be deemed to be a Qualified Receivables Factoring.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions:  (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and the Securitization Subsidiary as determined by the Parent in good faith and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value as determined by the Parent in good faith.  The grant of a security interest in any Securitization Assets of the Parent or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness For Borrowed Money under any indenture prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Parent as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means (1) with respect to the 2029 Notes, the rating on the 2029 Notes is lowered by at least two of the three Rating Agencies and the 2029 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, (2) with respect to the 2031 Notes, the rating on the 2031 Notes is lowered by at least two of the three Rating Agencies and the 2031 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, and (3) with respect to the 2036 Notes, the rating on the 2036 Notes is lowered by at least two of the three Rating Agencies and the 2036 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in each case, on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following such public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable Notes is under publicly announced consideration for possible downgrade by at least two of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).  The Trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Securitization Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, in each case, that are customary (as determined in good faith by the Parent) for non-recourse receivables financings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A, B or C, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Global Note Legend” means the legend set forth in Section 2.04 hereof under the heading Section 2.07(f)(2) Regulation S Global Note Legend.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Note” means a Note required to bear the Private Placement legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Securities” means the “Notes” as defined in the Base Indenture.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred in a securitization financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Parent or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in (which in either case may include a backup or precautionary grant) any Securitization Assets of the Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Subsidiary” means a wholly-owned Subsidiary of the Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent or any Subsidiary of the Parent makes an investment and to which the Parent or any Subsidiary of the Parent transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary of the Parent that are customary (as determined by the Parent in good faith) in a Securitization Financing or a Qualified Receivables Factoring, including without limitation those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that a Receivables Repurchase Obligations shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness For Borrowed Money, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness For Borrowed Money as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse transfers, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

Section 1.02         Other Definitions.

Term	Defined in Section
“Additional Notes”	2.03
“Alternate Offer”	4.02
“Applicable Premium”	3.01
“Change of Control Offer”	4.02
“Change of Control Payment”	4.02
“Par Call Date”	3.01
“Purchase Date”	3.04
“Tax Redemption Date”	3.02
“Treasury Rate”	3.01

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          “will” shall be interpreted to express a command;

(f)          provisions apply to successive events and transactions; and

(g)         references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01         Creation of Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates three Series of Notes issued pursuant to the Indenture.  The Notes of these Series shall be known and designated as the “5.064% Notes due 2029”, “5.421% Notes due 2031” and “5.995% Notes due 2036”, respectively, of the Issuer.  The Notes of each Series shall be entitled to the benefits of Parent Guarantee, such Parent Guarantee to be governed by Article 10 of the Base Indenture (including, without limitation, the provisions for release of such Parent Guarantee in respect of the Notes of these Series pursuant to Section 10.04 of the Base Indenture, as supplemented by Article 5 of this First Supplemental Indenture).

Section 2.02         Forms Generally.

(a)         General.  The 2029 Notes and the Trustee’s certificate of authentication with respect to the 2029 Notes will be substantially in the form of Exhibit A hereto.  The 2031 Notes and the Trustee’s certificate of authentication with respect to the 2031 Notes will be substantially in the form of Exhibit B hereto.  The 2036 Notes and the Trustee’s certificate of authentication with respect to the 2036 Notes will be substantially in the form of Exhibit C hereto.  The Notes of each Series may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note of each Series will be dated the date of its authentication.  The Notes of each Series shall be in minimum denominations of $200,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes of each Series will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Issuer, the Parent and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any such Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b)         Global Notes.  The 2029 Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The 2029 Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The 2031 Notes issued in global form will be substantially in the form of Exhibit B hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The 2031 Notes issued in definitive form will be substantially in the form of Exhibit B hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The 2036 Notes issued in global form will be substantially in the form of Exhibit C hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The 2036 Notes issued in definitive form will be substantially in the form of Exhibit C hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes of each Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of each Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of each Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of each Series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03          Title and Terms of Notes.

(a)         The aggregate principal amount of (i) 2029 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $500,000,000, (ii) 2031 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $1,000,000,000 and (iii) 2036 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $650,000,000; provided, however, the Issuer from time to time, without giving notice to or seeking the consent of the Holders of Notes of any Series, may issue additional notes (“Additional Notes”) of a Series in any amount having the same terms as Notes of such Series in all respects, except for the issue date, the issue price and the initial interest payment date.  Any such Additional Notes shall be authenticated by the Trustee upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of such Series issued under the Indenture) constitute a single Series of Notes of such Series under the Indenture; provided that if such Additional Notes are not fungible with the Notes of such Series for U.S. federal income tax purposes, as applicable, as determined by the Issuer, such Additional Notes may have a separate CUSIP number.

(b)         (i) The 2029 Notes issued on the Issue Date will be issued at an issue price of 100.000% of the principal amount thereof, (ii) the 2031 Notes issued on the Issue Date will be issued at an issue price of 100.000% of the principal amount thereof and (iii) the 2036 Notes issued on the Issue Date will be issued at an issue price of 100.000% of the principal amount thereof.

(c)         The principal amount of the 2029 Notes is due and payable in full as set forth in Exhibit A.  The principal amount of the 2031 Notes is due and payable in full as set forth in Exhibit B.  The principal amount of the 2036 Notes is due and payable in full as set forth in Exhibit C.

(d)         The rate or rates at which the Notes of each Series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of the Note as set forth in Exhibit A (in the case of 2029 Notes), Exhibit B (in the case of 2031 Notes) and Exhibit C (in the case of 2036 Notes).

(e)         Other than as provided in Article 3 of this First Supplemental Indenture and Article 3 of the Base Indenture, the Notes of each Series issued hereunder shall not be redeemable.

(f)          The Notes of each Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.

Section 2.04         Transfer and Exchange.

For purposes of this First Supplemental Indenture, Section 2.07 of the Base Indenture shall be amended and restated as follows, with other information in the Base Indenture deemed to have changed to the extent affected thereby; provided that this Section 2.04 shall not become part of the terms of any other Series of Securities:

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)         the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)          the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of certificated notes; or

(3)        there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Trustee has received a request from the Depositary.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of this Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

Notwithstanding the foregoing, in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)          Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend applicable to such Restricted Global Note. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)        both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)     written instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)        both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above except in compliance with Section 2.07(a) above.

Upon satisfaction of all of the requirements for transfer of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) of this Indenture.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

(B)      if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

(C)        if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; provided that in each case, if the requested transfer involves a beneficial interest in a Regulation S Global Note, such transfer may be effected only upon (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above if the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)        Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.  Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.07(b)(2) above, and to the requirements set forth in this Section 2.07(c).

(1)        Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If, in accordance with Section 2.07(a), any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)        if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

(D)      if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)        if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

(G)        if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes of a Series are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)        Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(1) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(3)       Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes of a Series are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)        Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

(B)        if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)        if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

(D)        if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)      if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

(G)      if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)        if the Holder of such Restricted Definitive Notes proposes to exchange such Notes of a Series for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

(B)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes of a Series to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 of this Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)       Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1)         Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)        if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

(B)        if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

(C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)        Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)       if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

(B)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so request, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)        Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)        Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)          Private Placement Legend.

(A)      Except as permitted by subparagraph (B) or (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), (7), (9) OR (12) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)) AND (2) AGREES THAT IT WILL NOT WITHIN [ONE YEAR—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(C)       The Issuer may cause the removal of the Private Placement Legend from a Global Note at any time on or after the 366th day after the date hereof through the mandatory exchange procedures of the Depositary by delivery to the Depositary an instruction letter for the Depositary’s mandatory exchange process (and/or otherwise complying with any Applicable Procedures). Until such time as the Issuer provides such instruction letter to the Depositary notifying and confirming to the Depositary that the restricted period for the Notes represented by such Global Note has elapsed and instructing the Depositary to exchange all “restricted securities” represented by a restricted CUSIP for “unrestricted securities” represented by an unrestricted CUSIP (and/or otherwise complies with the Applicable Procedures) and the Depositary moves the Notes represented by such Global Note from a restricted CUSIP number to an unrestricted CUSIP number in accordance with its Applicable Procedures, the restricted CUSIP will be the CUSIP number for such Notes. At such time as the Issuer provides such instruction letter to the Depositary (and/or otherwise complies with the Applicable Procedures) and the Depositary has moved all of such Notes represented by a restricted CUSIP number to an unrestricted CUSIP number, the Private Placement Legend will be deemed removed from such Global Note and an unrestricted CUSIP number for such Notes will be deemed to be the CUSIP number for such Notes. Thereafter such Global Notes shall be deemed an Unrestricted Global Note. No Opinion of Counsel shall be required to be delivered in connection with the mandatory exchange process under this clause (C) and the removal of the Private Placement Legend; provided, however, the Trustee may rely on an Officer’s Certificate from the Issuer as sufficient evidence of the existence and satisfaction of the conditions as described above.

(2)         Regulation S Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(g)        Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)         To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 of this Indenture or at the Registrar’s request.

(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 3.06 of the Base Indenture, or Section 3.05 or 4.02 of the First Supplemental Indenture).

(3)        The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)        All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          Neither the Registrar nor the Issuer will be required:

(A)       to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of delivering any notice of redemption under Section 3.03 of the Base Indenture and ending at the close of business on the day of such delivery;

(B)        to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)        to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)        The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of this Indenture.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among any participants of the Depositary or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. None of the Trustee, any Paying Agent or Registrar shall have any responsibility or liability for any acts or omissions of any Depositary with respect to such global Note, for the records of any Depositary, including records in respect of beneficial ownership interests in respect of any such global Note, for any transactions between such depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such global Note or for any transfers of beneficial interests in any such global Note.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01         Optional Redemption.

Prior to the applicable Par Call Date with respect to each Series of Notes, the Issuer may redeem the Notes of such Series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)         the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 15 basis points in the case of the 2029 Notes, 20 basis points in the case of the 2031 Notes and 25 basis points in the case of the 2036 Notes, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in Section 3.01(b), the “Applicable Premium”); and

(b)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee, the Paying Agent, the Transfer Agent and the Registrar shall not be required to review, investigate or verify.

On or after the applicable Par Call Date with respect to each Series of Notes, the Issuer may redeem the Notes of such Series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Par Call Date” means (i) with respect to the 2029 Notes, July 13, 2029 (one month prior to the maturity date of the 2029 Notes), (ii) with respect to the 2031 Notes, July 13, 2031 (one month prior to the maturity date of the 2031 Notes) and (iii) with respect to the 2036 Notes, May 13, 2036 (three months prior to the maturity date of the 2036 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Issuer shall select, as applicable:  (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 3.02         Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03         Optional Redemption for Changes in Taxes.

The Issuer may redeem the Notes of any Series, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof (which notice shall be irrevocable and given in accordance with the procedures described in Sections 3.02 and 3.03 of the Base Indenture), at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that may become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof if such Notes have not been redeemed or repurchased prior to such date), if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of any relevant Tax Jurisdiction affecting taxation, or any change in, or amendment to, the official position regarding the application, administration or interpretation of such laws, regulations, rulings or treaties (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in official administrative practice), which change or amendment has not been publicly announced before, and which becomes effective after, the Issue Date (or, if the relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date)on the next date on which any amount would be payable in respect of such Notes, the Issuer or the Parent is or would be required to pay Additional Amounts, and the Issuer or the Parent (but, in the case of the Parent, only if the payment giving rise to such requirement cannot be made by the Issuer without the obligation to pay Additional Amounts) cannot avoid any such payment obligation by taking reasonable measures available to them (including, for the avoidance of doubt, the appointment of a new Paying Agent).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the Parent would be obligated to make such payment, deduction or withholding if a payment in respect of the Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect.  Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes of any Series pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized standing (which counsel shall be reasonably acceptable to the Trustee) attesting to the effect that the conditions for redemption specified above have been satisfied (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “reasonable efforts” could be undertaken to avoid the otherwise applicable obligations).  In addition, before the Issuer publishes or mails notice of redemption of the Notes pursuant to the forgoing, it will deliver to the Trustee an Officer’s Certificate to the effect that it or the Parent (but, in the case of the Parent, only if the payment giving rise to such requirement cannot be made by the Issuer without the obligation to pay Additional Amounts) cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it.

The Trustee will accept and shall be entitled to conclusively rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.

Section 3.04         Optional Redemption Procedures.

The provisions of Article 3 of the Base Indenture shall apply in the case of a redemption pursuant to Article 3 of this First Supplemental Indenture solely for the benefit of the Holders of the Notes.

Section 3.05         Offer to Purchase.

In the event that, pursuant to Section 4.02 hereof, the Issuer is required to commence an Offer to Purchase, it will follow the procedures specified below.

In connection with any Offer to Purchase, the Issuer will deliver electronically or mail by first class mail (or deliver to DTC in the case of Global Notes) a notice to each Holder of the applicable Series of Notes describing the transaction or transactions that give rise to such Offer to Purchase and offering to repurchase such Notes on the date specified in the notice (the “Purchase Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed.  The purchase price for the Offer to Purchase shall be as set forth in Section 4.02; provided that if the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date.

The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The notice, which will govern the terms of the Offer to Purchase, will state:

(a)        that the Offer to Purchase is being made pursuant to this Section 3.05 and Section 4.02 hereof and the length of time the Offer to Purchase will remain open;

(b)          the purchase price and the Purchase Date;

(c)          that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(d)         that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrete or accrue interest after the Purchase Date;

(e)          that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in denominations of $200,000 or an integral multiple of $1,000 in excess thereof;

(f)         that Holders electing to have Notes purchased pursuant to any Offer to Purchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)         that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the applicable Purchase Date, the Issuer will, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Offer to Purchase;

(2)         deposit with the Paying Agent an amount equal to the purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)        deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer pursuant to this Section 3.05 and a written order to cancel those Notes (in accordance with the Trustee’s procedures).

The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly deliver to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture governing such Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such compliance.

The provisions under this First Supplemental Indenture relative to the Issuer’s obligation to make any Offer to Purchase may be waived or modified with the consent of the Holders of a majority in principal amount of the Notes.

Notwithstanding anything to the contrary contained herein, any Offer to Purchase may be made in advance of a Change of Control Triggering Event, which may be conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Offer to Purchase is made. In addition, an Offer to Purchase may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the indenture, the Notes and/or the Parent Guarantee (but such Offer to Purchase may not condition tenders on the delivery of such consents).

The Issuer, the Parent or any of their respective Affiliates may at any time and from time to time purchase Notes of any Series in the open market or otherwise, subject to compliance with applicable securities laws. Any Notes purchased in the open market or otherwise by the Issuer or the Parent will be cancelled or remain outstanding as instructed, in each case, by the Issuer or the Parent, as the case may be.

ARTICLE 4
CERTAIN COVENANTS

Unless otherwise noted, the following covenants will apply to the Notes in addition to the covenants in Article 4 of the Base Indenture:

Section 4.01         Liens.

(a)         The Parent will not, and will not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its Principal Personal or Real Property (including Equity Interests of a Significant Subsidiary holding Principal Personal or Real Property), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the Notes shall be secured, equally and ratably, on such assets of the Parent or such Subsidiary with (or senior or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.

(b)       Any Lien on any Principal Personal or Real Property created for the benefit of the Holders of the Notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(c)         This Section 4.01 requires only equal and ratable treatment in the application of proceeds of collateral and does not require that the Trustee have any ability to control the collateral or the enforcement of remedies.

(d)        The foregoing restrictions do not apply to extensions, renewals or replacements of any Indebtedness For Borrowed Money (and any successive extensions, renewals or replacements of such Indebtedness For Borrowed Money) secured by Liens, so long as the principal amount of Indebtedness For Borrowed Money secured thereby shall not exceed the amount of such Indebtedness For Borrowed Money secured by the foregoing Liens existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).

(e)        Further, an increase in the amount of Indebtedness For Borrowed Money in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness For Borrowed Money with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness For Borrowed Money outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness For Borrowed Money, shall not constitute an incurrence or assumption for the purposes of this covenant, so long as the original Liens securing such Indebtedness For Borrowed Money were permitted under the indenture.

Section 4.02         Offer to Repurchase Upon Change of Control Triggering Event.

(a)        If a Change of Control Triggering Event occurs with respect to a Series of Notes, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes of such Series pursuant to Section 3.01, within 30 days following such Change of Control Triggering Event, the Issuer will make an Offer to Purchase all of the Notes of such Series (a “Change of Control Offer”) on the terms set forth in the Indenture and in compliance with Section 3.05.  In the Change of Control Offer, the Issuer will offer to purchase all of the Notes of the applicable Series at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”) (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(b)         Notwithstanding anything to the contrary in this Section 4.02, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes of the Series as to which the Change of Control Triggering Event has occurred and that were properly tendered and not withdrawn under the Change of Control Offer, (2) in connection with or in contemplation of any Change of Control, the Issuer (or any Affiliate of the Issuer) has made an offer to purchase (an “Alternate Offer”) any and all Notes of the Series as to which the Change of Control Triggering Event is contemplated to occur and that are validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes of such Series that were properly tendered in accordance with the terms of the Alternate Offer or (3) notice of redemption with respect to such Series of Notes has been given pursuant to Section 3.07 under the Indenture, unless and until there is a default in payment of the applicable redemption price.

ARTICLE 5
DEFEASANCE

Section 5.01         Covenant Defeasance.

Section 8.03 of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Section 5.01 shall not become part of the terms of any other Series of Securities:

Upon the Issuer’s exercise under Section 8.01 of the Base Indenture of the option applicable to this Section 5.01, the Issuer and the Parent will, with respect to the Notes of any Series and subject to the satisfaction of the conditions set forth in Section 8.04 of the Base Indenture, be released from each of their obligations under Sections 3.05, 4.01 and 4.02 of this First Supplemental Indenture and Section 4.03 and clauses (a)(3) and (c)(3) of Section 5.01 of the Base Indenture with respect to the outstanding Notes of such Series on and after the date the conditions set forth in Section 8.04 of the Base Indenture are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this First Supplemental Indenture and outstanding Notes of a Series and related Parent Guarantee, the Issuer and the Parent may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 of the Base Indenture, but, except as specified above, the remainder of the Indenture and such Notes and the Parent Guarantee will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the Base Indenture of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 of the Base Indenture, Sections 6.01(3), (4), (5), (6) (only as such clause 6 applies to Significant Subsidiaries) and (7) (only as such clause 7 applies to Significant Subsidiaries) of the Base Indenture will not constitute Events of Default.

ARTICLE 6
MISCELLANEOUS

Section 6.01         Effect of the First Supplemental Indenture.

This First Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 6.04 hereof) be read together with this First Supplemental Indenture and shall have the same effect over the Notes of each Series, in the same manner as if the provisions of the Base Indenture and this First Supplemental Indenture were contained in the same instrument.

Article 7 of the Base Indenture is hereby incorporated by reference herein, mutatis mutandis.

Section 6.02         No Adverse Interpretation of Other Agreements.

This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

Section 6.03         Successors.

All agreements of the Parent and the Issuer in this First Supplemental Indenture and the Notes will bind its successors.  All agreements of the Trustee in this First Supplemental Indenture will bind its successors.

Section 6.04         Severability.

In case any provision in this First Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 6.05         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 6.06         Beneficiaries of this First Supplemental Indenture.

Nothing in this First Supplemental Indenture or in the Notes of any Series offered hereby, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of such Series, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 6.07         Governing Law; Waiver of Jury Trial; Jurisdiction.

Section 12.09 of the Base Indenture is hereby incorporated by reference herein, mutatis mutandis.

[Signatures on following page]

Dated as of August 13, 2026

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

	By:	/s/ Louise Howard
Name: Louise Howard
Title: Attorney

ICON PUBLIC LIMITED COMPANY

	By:	/s/ Emer Lyons
Name: Emer Lyons
Title: Attorney

[Signature Page to the First Supplemental Indenture]

CITIBANK, N.A.,
as Trustee

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer

[Signature Page to the First Supplemental Indenture]

Exhibit A
[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP1: [●]

ISIN2: [●]

5.064% NOTES DUE 2029

No. __________	$___________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ____________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on August 13, 2029.

Original Issue Date:  August 13, 2026.

Interest Payment Dates:  February 13 and August 13.

Record Dates:  February 1 and August 1.

Interest Rate:  5.064%.

Additional provisions of this Note are set forth on the other side of this Note.

1 CUSIPs: 45115A AD6 (Rule 144A) and G4712P AA6 (Regulation S).
2 ISINs: US45115AAD63 (Rule 144A) and USG4712PAA69 (Regulation S).

Exhibit A - 1

Dated:

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 5.064% Note due 2029]
Exhibit A - 2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 5.064% Note due 2029]
Exhibit A - 3

[Form of Reverse Side of Initial Note]

5.064% Notes due 2029 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          INTEREST.

The Issuer promises to pay interest semi-annually in arrears February 13 and August 13 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 5.064%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 13, 2027.  If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)          METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)          INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of August 13, 2026 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of August 13, 2026 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior unsecured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

Exhibit A - 4

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by the Parent.

(5)          OPTIONAL REDEMPTION.

Prior to July 13, 2029 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)          the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 15 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b)          100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Issuer shall select, as applicable:  (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

Exhibit A - 5

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice to the holders of the Notes of such redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on and after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.  At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.  If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)          MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

Exhibit A - 6

(8)          REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture.  In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)          DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(10)        PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Notes and the Parent Guarantee may be amended, supplemented or waived as provided in the Indenture.

(12)       DEFAULTS AND REMEDIES.  If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately.  However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture.  If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(13)       TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(14)        NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or the Parent, as such, will have any liability for any obligations of the Issuer or the Parent under the Notes, the Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)       AUTHENTICATION.  This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

Exhibit A - 7

(16)        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)       CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.  No redemption will be affected by any defect in or omission of such numbers.

(18)      GOVERNING LAW.  THE INDENTURE, THIS NOTE AND THE PARENT GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  EACH OF THE ISSUER, THE TRUSTEE AND THE PARENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Icon Investments Six Designated Activity Company
South County Business Park, Leopardstown
Dublin 18, D18 X5R3, Ireland
Attention:  FAO Group Treasurer
Phone:  +353 1 291 2000

Exhibit A - 8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________ to transfer this Note on the books of the Issuer.
The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[____________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit A - 11

Exhibit B

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP3: [●]
ISIN4: [●]

5.421% NOTES DUE 2031

No.	$

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ____________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on August 13, 2031.

Original Issue Date:  August 13, 2026.

Interest Payment Dates:  February 13 and August 13.

Record Dates:  February 1 and August 1.

Interest Rate:  5.421%.

Additional provisions of this Note are set forth on the other side of this Note.

3 CUSIPs: 45115A AF1 (Rule 144A) and G4712P AB4 (Regulation S).
4 ISINs: US45115AAF12 (Rule 144A) and USG4712PAB43 (Regulation S).

Exhibit B - 1

Dated:

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 5.421% Note due 2031]
Exhibit B - 2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 5.421% Note due 2031]
Exhibit B - 3

[Form of Reverse Side of Initial Note]

5.421% Notes due 2031 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          INTEREST.

The Issuer promises to pay interest semi-annually in arrears February 13 and August 13 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 5.421%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 13, 2027.  If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)          METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)          INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of August 13, 2026 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of August 13, 2026 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior unsecured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

Exhibit B - 4

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by the Parent.

(5)          OPTIONAL REDEMPTION.

Prior to July 13, 2031 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)          the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 20 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b)          100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Issuer shall select, as applicable:  (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

Exhibit B - 5

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice to the holders of the Notes of such redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on and after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.  At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.  If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)          MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

Exhibit B - 6

(8)          REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture.  In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)          DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(10)        PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)        AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Notes and the Parent Guarantee may be amended, supplemented or waived as provided in the Indenture.

(12)       DEFAULTS AND REMEDIES.  If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately.  However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture.  If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(13)       TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(14)        NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or the Parent, as such, will have any liability for any obligations of the Issuer or the Parent under the Notes, the Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)        AUTHENTICATION.  This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

Exhibit B - 7

(16)        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)       CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.  No redemption will be affected by any defect in or omission of such numbers.

(18)      GOVERNING LAW.  THE INDENTURE, THIS NOTE AND THE PARENT GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  EACH OF THE ISSUER, THE TRUSTEE AND THE PARENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Icon Investments Six Designated Activity Company
South County Business Park, Leopardstown
Dublin 18, D18 X5R3, Ireland
Attention:  FAO Group Treasurer
Phone:  +353 1 291 2000

Exhibit B - 8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________ to transfer this Note on the books of the Issuer.
The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B - 9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B - 10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[__________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B - 11

Exhibit C

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP5: [●]
ISIN6: [●]

5.995% NOTES DUE 2036

No.	$

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ____________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on August 13, 2036.

Original Issue Date:  August 13, 2026.

Interest Payment Dates:  February 13 and August 13.

Record Dates:  February 1 and August 1.

Interest Rate:  5.995%.

Additional provisions of this Note are set forth on the other side of this Note.

5 CUSIPs: 45115A AH7 (Rule 144A) and G4712P AC2 (Regulation S).
6 ISINs: US45115AAH77 (Rule 144A) and USG4712PAC26 (Regulation S).

Exhibit C - 1

Dated:

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 5.995% Note due 2036]
Exhibit C - 2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 5.995% Note due 2036]
Exhibit C - 3

[Form of Reverse Side of Initial Note]

5.995% Notes due 2036 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          INTEREST.

The Issuer promises to pay interest semi-annually in arrears February 13 and August 13 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 5.995%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 13, 2027.  If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)          METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)          INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of August 13, 2026 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of August 13, 2026 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior unsecured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

Exhibit C - 4

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by the Parent.

(5)          OPTIONAL REDEMPTION.

Prior to May 13, 2036 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)          the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 25 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b)          100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Issuer shall select, as applicable:  (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

Exhibit C - 5

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice to the holders of the Notes of such redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on an after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.  At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.  If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)          MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

Exhibit C - 6

(8)          REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture.  In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)          DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(10)        PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)        AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Notes and the Parent Guarantee may be amended, supplemented or waived as provided in the Indenture.

(12)       DEFAULTS AND REMEDIES.  If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately.  However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture.  If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(13)       TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(14)        NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or the Parent, as such, will have any liability for any obligations of the Issuer or the Parent under the Notes, the Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)       AUTHENTICATION.  This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

Exhibit C - 7

(16)       ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)       CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.  No redemption will be affected by any defect in or omission of such numbers.

(18)     GOVERNING LAW.  THE INDENTURE, THIS NOTE AND THE PARENT GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  EACH OF THE ISSUER, THE TRUSTEE AND THE PARENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Icon Investments Six Designated Activity Company
South County Business Park, Leopardstown
Dublin 18, D18 X5R3, Ireland
Attention:  FAO Group Treasurer
Phone:  +353 1 291 2000

Exhibit C - 8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________ to transfer this Note on the books of the Issuer.
The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit C - 9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit C - 10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[__________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit C - 11

Exhibit D

FORM OF CERTIFICATE OF TRANSFER

ICON Investments Six Designated Activity Company
South County Business Park
Leopardstown
Dublin 18
Ireland
Attention: Chief Financial Officer with a copy to General Counsel
Email: nigel.clerkin@iconplc.com
with a copy to ICON General Counsel: diarmaid.cunningham@iconplc.com
Phone: +353 1 2912000

Citibank, N.A.
388 Greenwich Street – 26th Floor
New York, New York 10013
Email: citi.cspag.debt@citi.com
Attention: NAM – Agency and Trust

Re:  [5.064% Notes due 2029][5.421% Notes due 2031] [5.995% Notes due 2036] (the “Notes”)

Reference is hereby made to the Indenture, dated as of August 13, 2026 (the “Base Indenture”), among ICON Investments Six Designated Activity Company (the “Issuer”), ICON Public Limited Company (the “Parent”) and Citibank, N.A., as trustee (in such capacity, the “Trustee”), paying agent and registrar, as amended and supplemented by the First Supplemental Indenture, dated as of August 13, 2026, among the Issuer, the Parent and the Trustee (as so amended and supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[    ], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[    ] in such Note[s] or interests (the “Transfer”), to [    ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.
☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global  Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

Exhibit D - 1

2.
☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S  Global Note, or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the distribution compliance period (as defined in Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.
☐ Check and complete if Transferee will take delivery of a beneficial interest in the  IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a.	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

b.	☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or

c.	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

Exhibit D - 2

d.
☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

a.
☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

b.
☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

c.
☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Exhibit D - 3

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP_____________________), or
(ii)	☐ Regulation S Global Note (CUSIP_______________), or
(iii)	☐ IAI Global Note (CUSIP_______________________); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP_____________________), or
(ii)	☐ Regulation S Global Note (CUSIP_______________), or
(iii)	☐ IAI Global Note (CUSIP_______________________); or
(iv)	☐ Unrestricted Global Note (CUSIP________________); or
(b)	☐ a Restricted Definitive Note; or
(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Exhibit D - 4

Exhibit E

FORM OF CERTIFICATE OF EXCHANGE

ICON Investments Six Designated Activity Company
South County Business Park
Leopardstown
Dublin 18
Ireland
Attention: Chief Financial Officer with a copy to General Counsel
Email: nigel.clerkin@iconplc.com
with a copy to ICON General Counsel: diarmaid.cunningham@iconplc.com
Phone: +353 1 2912000

Citibank, N.A.
388 Greenwich Street – 26th Floor
New York, New York 10013
Email: citi.cspag.debt@citi.com
Attention: NAM – Agency and Trust

Re:  [5.064% Notes due 2029] [5.421% Notes due 2031] [5.995% Notes due 2036] (the “Notes”)

(CUSIP [●])

Reference is hereby made to the Indenture, dated as of August 13, 2026 (the “Base Indenture”), among ICON Investments Six Designated Activity Company (the “Issuer”), ICON Public Limited Company (the “Parent”) and Citibank, N.A., as trustee (in such capacity, the “Trustee”), paying agent and registrar, as amended and supplemented by the First Supplemental Indenture, dated as of August 13, 2026, among the Issuer, the Parent and the Trustee (as so amended and supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[   ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[   ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.	Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exhibit E - 1

(b)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)
☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)
☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

Exhibit E - 2

(b)
☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Exhibit E - 3

Exhibit F

FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ICON Investments Six Designated Activity Company
South County Business Park
Leopardstown
Dublin 18
Ireland
Attention: Chief Financial Officer with a copy to General Counsel
Email: nigel.clerkin@iconplc.com
with a copy to ICON General Counsel: diarmaid.cunningham@iconplc.com
Phone: +353 1 2912000

Citibank, N.A.
388 Greenwich Street – 26th Floor
New York, New York 10013
Email: citi.cspag.debt@citi.com
Attention: NAM – Agency and Trust

Re:  [5.064% Notes due 2029] [5.421% Notes due 2031] [5.995% Notes due 2036] (the “Notes”)

Reference is hereby made to the Indenture, dated as of August 13, 2026 (the “Base Indenture”), among ICON Investments Six Designated Activity Company (the “Issuer”), ICON Public Limited Company (the “Parent”) and Citibank, N.A., as trustee (in such capacity, the “Trustee”), paying agent and registrar, as amended and supplemented by the First Supplemental Indenture, dated as of August 13, 2026, among the Issuer, the Parent and the Trustee (as so amended and supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[   ] aggregate principal amount of:

(e)	☐ a beneficial interest in a Global Note, or

(f)	☐ a Definitive Note,

we confirm that:
3.
We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

Exhibit F - 1

4.
We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

5.
We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.
We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (9) or (12) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

7.
We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

Exhibit F - 2